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As filed with the Securities and Exchange Commission on September 19, 2013

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CHS INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Minnesota (State or other jurisdiction of incorporation or organization)	41-0251095 (I.R.S. Employer Identification Number)	5150 (Primary Standard Industrial Classification Code Number)

5500 Cenex Drive Inver Grove Heights, Minnesota 55077 (651) 355-6000 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)	Lisa Zell
Executive Vice President and General Counsel
CHS Inc.
5500 Cenex Drive
Inver Grove Heights, Minnesota 55077
(651) 355-6831
Fax (651) 355-4554
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
David P. Swanson Shawna L.F. Anderson Dorsey & Whitney LLP 50 South Sixth Street Minneapolis, Minnesota 55402 (612) 340-2600 Fax (612) 340-2868	Edward F. Petrosky Samir A. Gandhi Sidley Austin LLP 787 Seventh Avenue New York, New York 10019 (212) 839-5300 Fax (212) 839-5599

                 Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

                 If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

                 If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-190019

                 If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

                 If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

                 Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Number of Shares to be Registered(1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee

Class B Cumulative Redeemable Preferred Stock, Series 1	1,500,750	$25.00	$37,518,750	$5,118

(1)
Includes shares of Class B Cumulative Redeemable Preferred Stock, Series 1, which may be purchased by the underwriters to cover their over-allotment option to purchase additional shares of Class B Cumulative Redeemable Preferred Stock, Series 1.

(2)
Estimated pursuant to Rule 457(a) under the Securities Act of 1933, as amended. Based on the public offering price per share.

                 This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

              This Registration Statement is being filed with respect to the registration of additional shares of Class B Cumulative Redeemable Preferred Stock, Series 1, of CHS Inc. pursuant to Rule 462(b) under the Securities Act of 1933. The contents of the earlier Registration Statement on Form S-1 (File No. 333-190019), which was declared effective by the Securities and Exchange Commission on September 17, 2013, are incorporated in this Registration Statement by reference.

              The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

 SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Inver Grove Heights, State of Minnesota, on September 19, 2013.

CHS Inc.
By:	/s/ LISA ZELL Lisa Zell Executive Vice President and General Counsel

              Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 19, 2013.

Name	Title

* Carl M. Casale	President and Chief Executive Officer (Principal Executive Officer)
* Timothy Skidmore	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
* Theresa Egan	Vice President, Accounting and Corporate Controller (Principal Accounting Officer)
* David Bielenberg	Director and Chairman of the Board of Directors
* Donald Anthony	Director
* Robert Bass	Director
* Clinton J. Blew	Director
* Dennis Carlson	Director

Name	Title

* Curt Eischens	Director
* Jon Erickson	Director
* Steve Fritel	Director
* Jerry Hasnedl	Director
* David Johnsrud	Director
* David Kayser	Director
* Randy Knecht	Director
* Greg Kruger	Director
* Edward Malesich	Director
* Steve Riegel	Director
* Daniel Schurr	Director

Name		Title

By:	/s/ LISA ZELL Lisa Zell Attorney in Fact

*
Executed pursuant to a power of attorney filed as an exhibit to this Registration Statement

Exhibit Number	Description
5.1	Opinion of Dorsey & Whitney LLP
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1)
24.1	Power of Attorney (Incorporated by reference to the registrant's Registration Statement on Form S-1 (File No. 333-190019), filed July 18, 2013)
24.2	Power of Attorney for Timothy Skidmore (Incorporated by reference to Amendment No. 1 to the registrant's Registration Statement on Form S-1 (File No. 333-190019), filed September 3, 2013)

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SIGNATURES